Exhibit 10.8

UK WISDOM LIMITED

Floor 8, Tower D

No. 2 Guang Hua Road

Chaoyang District, Beijing

People’s Republic of China, 100026

[ ], 2021

Ucommune Talent Limited

Floor 8, Tower D

No. 2 Guang Hua Road

Chaoyang District, Beijing

People’s Republic of China, 100026

Re: Administrative Services Agreement

Ladies and Gentlemen:

This Administrative Services Agreement (this “letter agreement”) by and between UK Wisdom Limited (the “Company”) and Ucommune Talent Limited (“Ucommune Talent”), dated the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on The Nasdaq Capital Market (the “Listing Date”), pursuant to a Registration Statement on Form S-1 (Registration No. 333-[   ]) and related prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination (as defined in the Registration Statement) or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i) Ucommune Talent shall make available, or cause to be made available, to the Company, at Floor 8, Tower D, No. 2 Guang Hua Road, Chaoyang District, Beijing, People’s Republic of China, 100026 (or any successor location or other existing office locations of Ucommune Talent or any of its affiliates), certain office space, utilities and secretarial and administrative and support services as may be reasonably required by the Company. In exchange therefor, the Company shall pay Ucommune Talent the sum of $10,000 per month on the Listing Date and continuing monthly thereafter until the Termination Date; and

(ii) Ucommune Talent hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement in or to, and any and all right to seek payment of any amounts due to it (each, a “Claim”) out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same letter agreement.

[Signature pages follow]

Very truly yours,

UK WISDOM LIMITED

By:
Name:
Title:

AGREED TO AND ACCEPTED BY:

UCOMMUNE TALENT LIMITED

By:
Name:
Title:

[Signature Page to Administrative Services Agreement]